UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by Registrant	☒
Filed by Party other than Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials under §240.14a-12

Elauwit Connection, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Elauwit Connection, Inc.
1700 Alta Vista, Suite 130
Columbia, South Carolina 29223

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Thursday, June 18, 2026

NAME
ADDRESS1
ADDRESS2
COUNTRY

Control #: XXXXXXXXXX

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, Elauwit Connection, Inc. has elected to provide Internet access to its proxy statement and annual reports rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste.

For a convenient way to view proxy materials, VOTE and obtain directions to attend the Meeting, go to **https://vote.colonialstock.com/ELWT2026**. To vote your proxy while visiting this site, you will need the 12 digit control number in the box above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items

The board of directors recommends a vote FOR all the nominees for director in Proposal 1 and FOR Proposals 2, and 3.

1. ELECTION OF DIRECTORS

1. Leslie Goodman   2. David O'Brien   3. Barry Rubens

2. To ratify the appointment of WithumSmith+Brown, PC as the Company's independent registered public accounting firm for the year ending December 31, 2026.

3. To approve any adjournment of the Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of Proposal One and/or Proposal Two (the "Non-Adjournment Proposals") if there are not sufficient votes at the time of the Meeting to adopt any of the Non-Adjournment Proposals or to establish a quorum.

HOW TO ACCESS THE PROXY MATERIALS

The proxy statement, proxy card and annual report to security holders are available online at: https://vote.colonialstock.com/ELWT2026

HOW TO VOTE

BY INTERNET https://vote.colonialstock.com/ELWT2026
On the above website, you can vote by clicking "Vote" and then entering the control number above as directed.

BY PHONE 877-285-8605

BY MAIL Send a paper proxy voting card by mail. You may request a proxy card by contacting us at 877-285-8605.

IN PERSON Vote in person at the meeting.

MEETING INFORMATION

Meeting Type:	Annual Meeting
Meeting Date:	June 18, 2026 10:00 AM EST
Meeting Location:	TO BE HELD VIRTUALLY AT https://vote.colonialstock.com/ELWT2026

TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed below on or before: June 08, 2026

- By Phone: (877) 285-8605
- By Internet: https://vote.colonialstock.com/ELWT2026
- By Email: annualmeeting@colonialstock.com

If requesting materials by email, please include the control number listed above with your request.